  Exhibit 99.1

SYSTEMAX REPORTS THIRD QUARTER 2014
FINANCIAL RESULTS

PORT WASHINGTON, NY, November 4, 2014 – Systemax Inc. (NYSE: SYX) today announced financial results for the third quarter ended September 30, 2014.

Performance Summary (U.S. dollars in millions, except per share data)
Highlights	Quarter Ended September 30,		Nine Months Ended September 30,
GAAP Results	2014	2013	2014	2013
Net sales	$825.4	$791.8	$2,529.9	$2,478.1
Gross profit	$117.5	$116.8	$368.7	$354.7
Gross margin	14.2%	14.8%	14.6%	14.3%
Operating income (loss)	$(2.7)	$(3.8)	$(9.4)	$(19.3)
Operating margin	(0.3)%	(0.5)%	(0.4)%	(0.8)%
Net income (loss)	$(2.8)	$(11.6)	$(12.0)	$(24.0)
Diluted net income (loss) per share	$(0.08)	$(0.31)	$(0.32)	$(0.65)
Non-GAAP Results*
Adjusted operating income (loss)	$(0.1)	$3.0	$4.1	$0.1
Adjusted operating margin	0.0%	0.4%	0.2%	0.0%

* Management believes that by excluding certain recurring and non-recurring adjustments above from comparable GAAP measures investors have an additional meaningful measurement of the Company's performance. See accompanying GAAP reconciliation tables.

Third Quarter 2014 Financial Highlights:

•	Consolidated sales increased 4.2% to $825.4 million in U.S. dollars. On a constant currency basis and excluding the June 2014 acquisition of SCC Services BV in the Netherlands, sales increased 0.3%.
•	Business to business channel sales grew 9.2% to $624.2 million in U.S. dollars. On a constant currency basis and excluding SCC Services, sales increased 3.5%.
•	Consumer channel sales declined 8.6% to $201.2 million in U.S. dollars. On a constant currency basis, sales declined 8.0%.
•
Non-GAAP operating loss was $0.1 million compared to income of $3.0 million last year.  GAAP operating loss was $2.7 million compared to a loss of $3.8 million last year.  Excluding SCC Services, non-GAAP operating results would have been $0.6 million of income and GAAP operating loss would have been $2.0 million.

•	Non-GAAP diluted net loss per share was $(0.07). GAAP diluted net loss per share was $(0.08).

Nine Months 2014 Financial Highlights:

•	Consolidated sales increased 2.1% to $2.5 billion in U.S. dollars. On a constant currency basis and excluding SCC Services, sales declined 0.3%.
•	Business to business channel sales grew 9.5% to $1.9 billion in U.S. dollars. On a constant currency basis and excluding SCC Services, sales increased 5.8%.
•	Consumer channel sales declined 15.3% to $0.6 billion in U.S. dollars. On a constant currency basis, sales declined 14.6%.
•
Non-GAAP operating income grew to $4.1 million compared to $0.1 million last year.  GAAP operating loss was $9.4 million compared to a loss of $19.3 million last year.  Excluding SCC Services, non-GAAP operating income would have been $4.9 million and GAAP operating loss would have been $8.6 million.

•	Non-GAAP diluted net loss per share was $(0.03). GAAP diluted net loss per share was $(0.32).

Richard Leeds, Chairman and Chief Executive Officer, said, "Our third quarter results highlight our B2B channel focus, as our Industrial Products Group and B2B North American Technology business both delivered solid top and bottom line growth.  The Industrial business has been a tremendous success story for Systemax and is a valuable asset that has generated more than $400 million in revenue and $34 million in adjusted operating income the first nine months of the year.  Additionally, GlobalIndustrial.com was honored with the prestigious B2B Standard of Excellence Award by the Web Marketing Association last month.  In B2B technology our North American operations are performing well and in Europe we recorded a soft performance as a result of weakness across many of our European markets, on a constant currency basis and excluding SCC Services.  We are excited about the capabilities that SCC Services brings our EMEA business as well as our recent Cisco Gold Certification in the United Kingdom as they greatly enhance our services capabilities and accelerate our efforts to provide advanced solutions to our customers.  Our North American consumer technology channel sales remain soft and we continue to focus on improving the operating performance of this business.  With a strong balance sheet we are well positioned to continue to invest in our operations and strengthen our competitiveness as we capitalize on the opportunities in our markets.

At the end of the third quarter of 2014, the Company had working capital of over $328 million, cash and cash equivalents of over $133 million, and availability under its credit facility of $114.5 million.  Short and long-term debt totaled approximately $3.5 million at September 30, 2014.

Earnings Conference Call Details
Systemax Inc. will host a teleconference to discuss its third quarter 2014 results today, November 04, 2014 at 5:00 p.m. Eastern Time.  A live webcast of the teleconference will be available on the Company's website at www.systemax.com in the investor relations section. The webcast will also be archived on www.systemax.com for approximately 90 days.

About Systemax Inc.
Systemax Inc. (www.systemax.com), a Fortune 1000 company, sells industrial and technology products through a system of branded e-Commerce websites, relationship marketers and retail stores in North America and Europe. The primary brands are Global Industrial, MISCO, Inmac Wstore and TigerDirect.

Forward-Looking Statements
This press release contains forward-looking statements about the Company's performance.  These statements are based on management's estimates, assumptions and projections and are not guarantees of future performance.  The Company assumes no obligation to update these statements.  Actual results may differ materially from results expressed or implied in these statements as the result of risks, uncertainties and other factors including, but not limited to: (a) unanticipated variations in sales volume and margins, (b) fluctuations in economic conditions and exchange rates, including factors impacting our substantial international operations, (c) actions by competitors, (d) the continuation of key vendor relationships, (e) timely implementation of our shared services center in Hungary and transition of support operations without disruption to our existing business, and realization of the anticipated  cost savings (f) the ability to maintain satisfactory loan agreements with lenders, (g) risks associated with the delivery of merchandise to customers utilizing common carriers, (h) the operation of the Company's management information systems and risks associated with e-commerce, and  (i) unanticipated legal and administrative proceedings and (j) changes in sales tax laws affecting e-commerce retailers.  Please refer to "Risk Factors" and the Forward Looking Statements sections contained in the Company's Form 10-K for a more detailed discussion of risk factors affecting our business and an explanation of the inherent limitations in such forward-looking statements.

Investor/Media Contacts:
Mike Smargiassi / Nancy Zakhary
Brainerd Communicators, Inc.
212-986-6667
smarg@braincomm.com
nancy@braincomm.com

Supplemental Channel Sales and Business Unit Summary

Supplemental Channel Sales Summary* (in millions)
Channel	Quarter Ended September 30,					Nine Months Ended September 30,
	2014 $	% of Sales	Change y/y %	2013 $	% of Sales	2014 $	% of Sales	Change y/y %	2013 $	% of Sales
Technology Products – EMEA	279.2	33.8	10.5	252.7	31.9	879.3	34.8	9.8	800.9	32.3
Technology Products – NA (B2B)	200.8	24.3	4.5	192.1	24.3	601.7	23.8	3.9	579.3	23.4
Industrial Products	142.7	17.3	13.5	125.7	15.9	413.9	16.4	18.3	349.9	14.1
Corporate and Other	1.5	0.2	36.4	1.1	0.1	4.4	0.1	12.8	3.9	0.2
Total B2B1	624.2	75.6	9.2	571.6	72.2	1,899.3	75.1	9.5	1,734.0	70.0
Technology Products – NA (Consumer)[2]	201.2	24.4	(8.6)	220.2	27.8	630.6	24.9	(15.3)	744.1	30.0
Consolidated Sales	825.4	100.0	4.2	791.8	100.0	2,529.9	100.0	2.1	2,478.1	100.0

* Certain prior year results have been reclassified to match current year presentation.
1	Includes all sales from the Industrial Products Group and EMEA Technology Group as well as sales from managed business relationships and our B2B e-commerce sites within our NA Technology Group.
2	Includes sales from retail stores (non-managed), consumer websites, inbound call centers and television shopping within our NA Technology Group.

Supplemental Business Unit Sales Summary (in millions)
Business Unit	Quarter Ended September 30,					Nine Months Ended September 30,
	2014 $	% of Sales	Change y/y %	2013 $	% of Sales	2014 $	% of Sales	Change y/y %	2013 $	% of Sales
Technology Products	681.2	82.5	2.4	665.0	84.0	2,111.6	83.5	(0.6)	2,124.3	85.7
Industrial Products	142.7	17.3	13.5	125.7	15.9	413.9	16.4	18.3	349.9	14.1
Corporate and Other	1.5	0.2	36.4	1.1	0.1	4.4	0.1	12.8	3.9	0.2
Consolidated Sales	825.4	100.0	4.2	791.8	100.0	2,529.9	100.0	2.1	2,478.1	100.0

Supplemental Business Unit Operating Results Summary (in millions)
GAAP Operating Income (Loss)
Business Unit	Quarter Ended September 30,				Nine Months Ended September 30,
	2014 $	Margin%	2013 $	Margin%	2014 $	Margin %	2013 $	Margin %
Technology Products	(9.7)	(1.4)	(9.9)	(1.5)	(29.5)	(1.4)	(33.2)	(1.6)
Industrial Products	10.6	7.4	10.8	8.6	32.7	7.9	30.4	8.7
Corporate and Other	(3.6)	NM	(4.7)	NM	(12.6)	NM	(16.5)	NM
Consolidated Operating Income (Loss)	(2.7)	(0.3)	(3.8)	(0.5)	(9.4)	(0.4)	(19.3)	(0.8)

Non-GAAP* Operating Income (Loss)
Technology Products	(7.8)	(1.1)	(3.5)	(0.5)	(18.3)	(0.9)	(15.3)	(0.7)
Industrial Products	11.1	7.8	10.9	8.7	34.3	8.3	30.9	8.8
Corporate and Other	(3.4)	NM	(4.4)	NM	(11.9)	NM	(15.5)	NM
Consolidated Operating Income (Loss)	(0.1)	0.0	3.0	(0.4)	4.1	0.2	0.1	0.0

* Management believes that by excluding certain recurring and non-recurring adjustments above from comparable GAAP measures investors have an additional meaningful measurement of the Company's performance. See accompanying GAAP reconciliation tables.
NM – not meaningful

SYSTEMAX INC.

Condensed Consolidated Statements of Operations - Unaudited
(In millions, except per share amounts)

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Net sales	$825.4	$791.8	$2,529.9	$2,478.1
Cost of sales	707.9	675.0	2,161.2	2,123.4
Gross profit	117.5	116.8	368.7	354.7
Gross margin	14.2%	14.8%	14.6%	14.3%
Selling, general and administrative expenses	118.5	114.8	368.0	357.5
Special charges	1.7	5.8	10.1	16.5
Operating income (loss)	(2.7)	(3.8)	(9.4)	(19.3)
Operating margin	(0.3)%	(0.5)%	(0.4)%	(0.8)%
Interest and other expense, net	3.7	(0.6)	5.8	0.2
Income (loss) before income taxes	(6.4)	(3.2)	(15.2)	(19.5)
Provision for (benefit from) income taxes	(3.6)	8.4	(3.2)	4.5
Net income (loss)	$(2.8)	$(11.6)	$(12.0)	$(24.0)
Net margin	(0.3)%	(1.5)%	(0.5)%	(1.0)%

Net income (loss) per common share:
Basic	$(0.08)	$(0.31)	$(0.32)	$(0.65)
Diluted	$(0.08)	$(0.31)	$(0.32)	$(0.65)

Weighted average common and common equivalent shares:
Basic	37.1	37.0	37.1	37.0
Diluted	37.1	37.0	37.1	37.0

SYSTEMAX INC.
Condensed Consolidated Balance Sheets
(In millions)

	September 30,	December 31,
	2014 (Unaudited)	2013
Current assets:
Cash and cash equivalents	$133.6	$181.4
Accounts receivable, net	340.1	333.3
Inventories	295.8	321.8
Prepaid expenses and other current assets	26.4	19.9
Total current assets	795.9	856.4
Property, plant and equipment, net	54.0	59.4
Goodwill, intangibles and other assets	28.2	26.6
Total assets	$878.1	$942.4

Current liabilities:
Short-term debt	$2.3	$2.5
Accounts payable and accrued expenses	465.0	508.1
Total current liabilities	467.3	510.6
Long-term debt	1.2	2.9
Other liabilities	17.6	22.7
Shareholders' equity	392.0	406.2
Total liabilities and shareholders' equity	$878.1	$942.4

* Systemax manages its business and reports using a 52-53 week fiscal year that ends at midnight on the Saturday closest to December 31.  For clarity of presentation, fiscal years and quarters are described as if they ended on the last day of the respective calendar month.  The actual fiscal quarter ended on September 27, 2014. The third quarters of both 2014 and 2013 included 13 weeks. Certain prior period amounts have been reclassified to conform to current year presentation.

SYSTEMAX INC.
Reconciliation of Segment GAAP Operating Income (Loss) to Non-GAAP Operating Income (Loss) - Unaudited
(In millions)

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
Technology Products	$(9.7)	$(9.9)	$(29.5)	$(33.2)
Industrial Products	10.6	10.8	32.7	30.4
Corporate and Other	(3.6)	(4.7)	(12.6)	(16.5)
GAAP operating income (loss)	(2.7)	(3.8)	(9.4)	(19.3)
Non-GAAP adjustments:
Technology Products:
Severance and other reorganization related charges(1)	1.5	5.6	9.3	16.0
Litigation costs(2)	0.1	0.2	0.7	0.5
Stock based compensation	-	0.1	0.2	0.4
Intangible asset amortization	0.3	0.5	1.0	1.0
Total Non-GAAP Adjustments – Technology Products	1.9	6.4	11.2	17.9
Industrial Products:
Stock based and other special compensation(3)	0.5	0.1	1.6	0.5
Total Non-GAAP Adjustments – Industrial Products	0.5	0.1	1.6	0.5
Corporate and Other:
Severance and Other Reorganization	0.1	0.0	0.1	0.0
Stock based compensation	0.1	0.3	0.6	1.0
Total Non-GAAP Adjustments – Corporate and Other	0.2	0.3	0.7	1.0

Technology Products	(7.8)	(3.5)	(18.3)	(15.3)
Industrial Products	11.1	10.9	34.3	30.9
Corporate and Other	(3.4)	(4.4)	(11.9)	(15.5)
Non-GAAP operating income (loss)	$(0.1)	$3.0	$4.1	$0.1

(1)
Third quarter 2014 includes $1.9M in costs associated with the restructuring of our European operations and the continued recruitment costs to staff our shared services center for our European Technology business.  Third quarter 2014 also includes a $0.4M benefit related to favorable outcomes in the negotiation of a buyout of two retail stores that were exited in 2013 prior to lease expiration.  Third quarter 2013 charges included $5.3M in charges related to the exit of retail leases and $0.3M in costs related to the restructuring of our European operations.

(2)	Includes legal costs related to the investigations of and settlement with former officers and employees, net.
(3)	Includes expense from stock options, restricted stock grants and special compensation arrangement for business unit leader.

SYSTEMAX INC. Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income (Loss) – Unaudited (In millions)
	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
GAAP
Net income (loss)	$(2.8)	$(11.6)	$(12.0)	$(24.0)
Provision for (benefit from) income taxes	(3.6)	8.4	(3.2)	4.5
Income (loss) before income taxes	(6.4)	(3.2)	(15.2)	(19.5)
Interest and other(income) expense, net	3.7	(0.6)	5.8	0.2
Operating income (loss)	(2.7)	(3.8)	(9.4)	(19.3)

Non-GAAP
Non-recurring adjustments	1.7	5.8	10.1	16.5
Recurring adjustments	0.9	1.0	3.4	2.9
Adjusted operating income (loss)	(0.1)	3.0	4.1	0.1
Interest and other (income) expense, net	3.7	(0.6)	5.8	0.2
Income (loss) before income taxes	(3.8)	3.6	(1.7)	(0.1)
Normalized provision for (benefit from) income taxes	(1.3)	1.3	(0.6)	(0.0)
Normalized effective tax rate(1)	35.0%	35.0%	35.0%	35.0%
Non-GAAP net income (loss)	$(2.5)	$2.3	$(1.1)	$(0.1)

GAAP diluted net income (loss) per share	$(0.08)	$(0.31)	$(0.32)	$(0.65)
Non-GAAP diluted net income (loss) per share	$(0.07)	$0.06	$(0.03)	$(0.00)

(1)	Effective tax rate of 35% used in all periods.